Exhibit 99.1

FuelCell Energy and ExxonMobil Continue Carbon Capture Technology Development Project

Technical progress continues towards commercialization of carbonate fuel cell technology for carbon capture.

DANBURY, Conn., August 28, 2023 - FuelCell Energy, Inc. (Nasdaq: FCEL) and ExxonMobil Technology and Engineering Company (EMTEC) have agreed to extend their ongoing joint development agreement through March 31, 2024. The extension enables further development related to manufacturing scale-up and work towards advancing the carbonate fuel cell technology for point source carbon capture applications against a broader set of carbon capture opportunities including lower carbon intensity flue streams. The extended development work will also enable continued joint marketing and sales efforts as well as performance improvement and cost optimization.

FuelCell Energy and EMTEC will continue to work on finalization of engineering and cost elements of a potential demonstration of the technology with ExxonMobil; a final investment decision on the demonstration project is expected later this year.

Jason Few, CEO and president of FuelCell Energy commented, “We are extremely pleased that our jointly-developed carbon capture technology has been found to be feasible for the commercial usage we are targeting and look forward to working with ExxonMobil towards a potential demonstration project.”

He added, “The focus on solutions for industrial businesses to reduce their emissions continues to grow, and we are excited about the promise of this technology to capture CO2 emissions from industrial and commercial exhaust streams. We are confident that the carbonate fuel cell technology can play a key role as part of integrated carbon abatement solutions, which include carbon utilization and sequestration. We are committed as a company to help reduce carbon emissions worldwide.”

Carbonate fuel cells can efficiently capture and concentrate carbon dioxide from external sources. CO2-containing flue streams, like combustion exhaust, can be directed to the fuel cell, where electrochemical reactions produce electricity and hydrogen while capturing and concentrating carbon dioxide for utilization or permanent sequestration. The modular design of the technology allows it to be used in a number of applications in a wide range of locations and enables high efficiency operation while permitting businesses in hard-to-decarbonize industrial and commercial sectors to advance their goals.

About FuelCell Energy

FuelCell Energy, Inc. (NASDAQ: FCEL): FuelCell Energy is a global leader in sustainable clean energy technologies that address some of the world’s most critical challenges around energy, safety and global urbanization. It collectively holds more than 450 fuel cell technology patents in the United States and globally. As a leading global manufacturer of proprietary fuel cell technology platforms, FuelCell Energy is uniquely positioned to serve customers worldwide with sustainable products and solutions for businesses, utilities, governments and municipalities. The Company’s solutions are designed to enable a world empowered by clean energy, enhancing the quality of life for people around the globe.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 regarding future events or the Company’s future performance that involve certain contingencies and uncertainties. The forward-looking statements include, without limitation, the Company’s plans and expectations regarding the continuing development and commercialization of its carbon capture technology. These forward-looking statements are not guarantees of future performance, and all forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, the risks set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2022. The forward-looking statements contained herein speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement contained herein to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact:

FuelCell Energy, Inc.

ir@fce.com

203.205.2491

Source: FuelCell Energy